Exhibit 4.7

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

VITALSTREAM HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: October 21, 2003	Certificate No. W-8

                 FOR VALUE RECEIVED, VitalStream Holdings, Inc., a Nevada corporation (the "Company"), hereby grants to Plexus Data, Inc., or its registered assigns (the "Registered Holder"), the right to purchase from the Company up to an aggregate of 25,000 shares of the Company's Common Stock (the "Warrant Share Amount") at a price per share equal to $0.36 (as adjusted from time to time hereunder, the "Exercise Price").

                 The amount and kind of securities obtainable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                 This Warrant is subject to the following provisions:

                Section 1. Exercise of Warrant.

                1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance until and including the third anniversary of the Date of Issuance (the "Exercise Period").

                1B.Exercise Procedure.

                (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                (a) a completed Exercise Agreement, substantially in the form of Exhibit A attached here, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                (b) this Warrant;

                (c) if this Warrant is not registered in the name of the Purchaser, an Assignment Agreement or Assignment Agreements, substantially in the form set forth as Exhibit B attached hereto, evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 of this Warrant; and

                (d) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

                (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within thirty (30) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such thirty (30) business day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                1C. 1C.Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth as Exhibit A attached hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued.

                1D.Fractional Shares . If a fractional share of Common Stock would, but for the provisions of Section 1A of this Warrant, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within thirty (30) business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

                Section 2. Adjustment of Exercise Price and Number of Shares . In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                2A. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under of this Warrant, the following shall be applicable:

                (i) Subdivision or Combination of Common Stock. If the Company at any time during the Exercise Period subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If, after the Closing Date, the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                (ii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such Holders' rights and interests to insure that the provisions of this Section 2 of this Warrant shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise herof.

                2B. Notices. Upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder as soon as practicable, setting forth information regarding the calculation of such adjustment.

                Section 3. Definitions. The following terms have meanings set forth below:

                 "Common Stock" means (a) the Common Stock, par value $0.001 per share, of the Company as more fully described in the certificate of incorporation of the Company and (b) any capital stock or other Equity Securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                 "Date of Issuance" has the meaning set forth in Section 6 of this Warrant.

                 "Market Price" of any security means (a) if such security is listed on an exchange, the average closing price of such security on the principal exchange on which such security is listed, or, if there has been no sale on any such exchange on any day, the closing price of such security on the principal exchange on the most recent day on which sales of such security have taken place on such exchange or (b) if such security is not listed on an exchange but is quoted through the NASDAQ System, or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, over a period of 5 days consisting of the day as of which "Market Price" is being determined and the 4 consecutive business days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Company and the Registered Holder.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a governmental entity or any department, agency or political subdivision thereof.

                Section 4. No Voting Rights; Limitations of Liability. Except as provided in the Investor Rights Agreement and Purchase Agreement, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                Section 5. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B attached hereto) at the principal office of the Company.

                Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

                Section 7. Representations of the Registered Holder The Company has issued this Warrant in reliance upon the following representations of the Registered Holder:

                (a) Disclosure of Information. Registered Holder has received and reviewed the information about the Company that it has requested and represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and the business, properties, prospects and financial condition of the Company that it has requested

                (b) Investment Experience. The Registered Holder hereby represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment.

                (c) Accredited Investor. The Registered Holder hereby represents that it is an "accredited investor," as that term is defined in Section 501(a) promulgated under the Securities Act, as presently in effect.

                (d) Investment Intent; Own Account. The Registered Holder hereby represents and warrants that it is acquiring the underlying securities represented by this Warrant or acquired pursuant hereto for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Registered Holder further represents that it does not have any contract, undertaking or agreement with any Person to sell, transfer or grant participations to such Person or to any other Person with respect to the restricted securities represented by this Warrant or acquired pursuant hereto.

                Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                Section 9. Notices. Except as otherwise expressly provided herein, all notices or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices and other communications shall be sent to (i) the Company, at its principal executive offices and (ii) the Registered Holder of this Warrant, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

                Section 10. Descriptive Headings; Interpretation. Section headings used in this Warrant are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Warrant. The use of the word "including" or any variation or derivative thereof in this Warrant is by way of example rather than by limitation.

                Section 11. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

                Section 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Company and the Registered Holder.

                Section 13. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions.

                Section 14. Jurisdiction and Venue. All judicial proceedings brought against the company with respect to this warrant shall be brought in any state or federal court of competent jurisdiction in Los Angeles or Orange County, California.

* * * * *

                 IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date first above written.

VITALSTREAM HOLDINGS, INC.

/s/ Paul Summers

Name:	Paul Summers
Title:	President

EXHIBIT A

EXERCISE AGREEMENT

To: Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Signature: _______________________
Address: ________________________ ________________________ ________________________

EXHIBIT B

ASSIGNMENT AGREEMENT

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Signature: _______________________
Address: ________________________ ________________________ ________________________
Witness: _______________________